UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

Commission file numbers:
SunGard Capital Corp.    000-53653
SunGard Capital Corp. II    000-53654
SunGard Data Systems Inc.    1-12989

SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
 (Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2010, SunGard AR Financing LLC (“Financing”) a subsidiary of the registrants, entered into an Amended and Restated Credit and Security Agreement (the “Amendment”) under its syndicated receivables facility with each of the financial institutions signatory thereto from time to time, as the Lenders and General Electric Capital Corporation, as a Lender, as Swing Line Lender and administrative agent (“Receivables Facility”).

Among other things, the Amendment (a) extends the maturity date of the Receivables Facility to September 30, 2014, (b) eliminates the LIBOR floor, (c) reduces the LIBOR margin from 4.5% to 3.5% and (d) increases borrowing capacity through structural enhancements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 hereto and incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1:	Amended and Restated Credit and Security Agreement, dated as of September 30, 2010, by and among SunGard AR Financing LLC as the Borrower, the financial institutions party thereto from time to time as the Lenders, and General Electric Capital Corporation as a Lender, Swing Line Lender and Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP.
SUNGARD CAPITAL CORP. II

Date: October 6, 2010	By: /s/ Robert F. Woods
Robert F. Woods
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: October 6, 2010	By: /s/ Robert F. Woods
Robert F. Woods
Senior Vice President-Finance and
Chief Financial Officer

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description
10.1:	Amended and Restated Credit and Security Agreement, dated as of September 30, 2010, by and among SunGard AR Financing LLC as the Borrower, the financial institutions party thereto from time to time as the Lenders, and General Electric Capital Corporation as a Lender, Swing Line Lender and Administrative Agent.